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                                                                    Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in these Registration Statements No. 33-48246, No. 33-87046, No. 333-24707, No. 333-37219 and No. 333-37305 of
FirstFederal Financial Services Corp on Form S-8 of our report dated January 26, 1996 appearing in this Annual Report on Form 10-K of FirstFederal Financial Services Corp for the year ended December 31, 1997.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Columbus, Ohio
March 26, 1998